HOMESIDE LENDING, INC.
       EXHIBIT 12 - COMPUTATION OF THE RATIO OF EARNINGS TO FIXED CHARGES
                          (Dollar amounts in thousands)


The following table sets forth the ratio of earnings to fixed charges of HomeSide Lending, Inc. for the period from February 11, 1998 to March 31, 1998, the predecessor period from December 1, 1997 to February 10, 1998 and the predecessor period from December 1, 1996 to February 28, 1997. The ratio of earnings to fixed charges is computed by dividing net fixed charges (interest expense on all debt plus the interest portion of rent expense) into earnings before income taxes and fixed charges.

                                                                      Predecessor
                                   For the Period From  For the Period From   For the Period From
                                   February 11, 1998 to December 1, 1997 to   December 1, 1996
                                   March 31, 1998       February 10, 1998     February 28, 1997

Earnings before income taxes          $14,408               $29,321              $28,854
                                  --------------        ---------------       ----------------
Interest expense                       13,629                20,548               20,417
Interest portion of rental                596                   370                  440
                                  --------------        ---------------       ----------------
Fixed charges                          14,225                20,918               20,857
                                  --------------        ---------------       ----------------
Earnings before fixed charges          28,633                50,239               49,711
                                  --------------        ---------------       ----------------

Fixed Charges:

Interest expense                       13,629                20,548               20,417
Interest portion of rental
expense                                   596                   370                  440
                                  --------------        ---------------       ----------------
Fixed charges                         $14,225               $20,918              $20,857
                                  --------------        ---------------       ----------------
Ratio of earnings to fixed
charges                                $2.01                 $2.40                  $2.38
                                  ==============        ===============       ================



The following table sets forth the ratio of earnings to fixed charges of HomeSide Lending, Inc. for the period from February 11, 1998 to March 31, 1998, the predecessor period from September 1, 1997 to February 10, 1998 and the predecessor period from September 1, 1996 to February 28, 1997. The ratio of earnings to fixed charges is computed by dividing net fixed charges (interest expense on all debt plus the interest portion of rent expense) into earnings before income taxes and fixed charges.

                                                                       Predecessor
                                   For the Period From  For the Period From   For the Period From
                                   February 11, 1998 to September 1, 1997 to  September 1, 1996 to
                                   March 31, 1998       February 10, 1998     February 28, 1997
Earnings before income taxes            $14,408               $66,699              $56,592
                                  --------------       ---------------     ----------------
Interest expense                         13,629                43,897               36,559
Interest portion of rental
expense                                     596                   740                  880
                                  --------------       ---------------     ----------------
Fixed charges                            14,225                44,637               37,439
                                  --------------       ---------------     ----------------
Earnings before fixed charges            28,633               111,336               94,031
                                  --------------       ---------------     ----------------
Fixed Charges:
Interest expense                         13,629                43,897               36,559
Interest portion of rental
expense                                     596                   740                  880
                                  --------------       ---------------    ----------------
Fixed charges                           $14,225               $44,637              $37,439
                                  --------------       ---------------    ----------------
Ratio of earnings to fixed
charges                                 $2.01                 $2.49                 $2.51
                                  ==============       ===============    ================
